UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 14, 2021

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

Delaware	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, CA 92618
Registrant's Telephone Number, Including Area Code:	(949) 600-5600
Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On March 14, 2021, CalAmp Wireless Networks Corporation (“CalAmp Wireless”), a wholly owned subsidiary of CalAmp Corp. (the “Company), and Spireon ATS Parent, Inc. (“Spireon”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) pursuant to which CalAmp Wireless sold certain assets and transferred certain liabilities of the Company’s LoJack U.S. and Canada Stolen Vehicle Recovery (“LoJack North America”) business to Spireon through a wholly owned subsidiary, SVRUSA Co., LLC (“NewCo”), for an upfront cash purchase price of approximately $8.0 million. The purchase price is subject to changes for customary working capital adjustments. LoJack North America has historically provided stolen vehicle recovery (SVR) services and products operating on a radio frequency (“RF”) allocated by the FCC for domestic automotive dealerships. Spireon provides a connected car solution called Kahu for auto dealers to improve customer experience, superior service retention, optimized lot management, and accelerated stolen vehicle recovery. CalAmp Wireless and Spireon have each made certain customary representations, warranties, and covenants in the Purchase Agreement. Additionally, CalAmp Wireless and Spireon agreed to customary indemnification for breaches of any representations, warranties, or covenants, subject to certain limitations set forth in the Purchase Agreement.

As part of the transaction, CalAmp Wireless entered into a Transition Service Agreement with NewCo (the “TSA”) under which CalAmp Wireless will support Spireon in the transition of LoJack North America customers to its Kahu solution and will continue to provide recovery services to the existing installed base of LoJack North America customers as an agent of Spireon for a period of six months commencing March 15, 2021. As consideration for these services, Spireon will reimburse CalAmp Wireless for the direct and certain indirect costs, as well as certain overhead or administrative expenses related to operating the business. The Company will invoice Spireon for costs including the manufacture, procurement and distribution of the SVR products as well as outsourced installation services, outsourced call center services, dealer and agent incentives, telecommunication services, cloud hosting services, and all costs incurred in the sales cycle with dealerships. Additionally, compensation and benefits for employees engaged solely in the LoJack stolen vehicle recovery business in the United States for network operations, engineering support, law enforcement liaisons, command center, etc. will also be invoiced to Spireon. Finally, certain administrative costs consisting of accounting and billing, legal support, finance, information technology and insurance will be invoiced based on an agreed allocation methodology.

CalAmp Wireless has also entered into a post-TSA Services Agreement (the “SA”) under which CalAmp Wireless will continue to provide certain services related to the LoJack North America RF tower infrastructure upon termination of the TSA for a period no longer than fifty-four months, as needed. The services for the operation of the RF tower infrastructure include the related operating leases, telecommunication and networks, services for the operation of the National Law Enforcement Telecommunications System and Asset Recovery and Tracking System, cloud infrastructure and network and production operations personnel. As consideration for these services, Spireon will pay CalAmp Wireless a monthly service fee of $150,571 over the stipulated contract term. The monthly service fee may be reduced as the RF tower infrastructure is further optimized over the contract term.

Further, in connection with the Purchase Agreement, on March 15, 2021, CalAmp Wireless and NewCo have entered into a license agreement (the “License Agreement”) pursuant to which CalAmp Wireless will license certain intellectual property rights related to the LoJack North America business in the U.S. and Canada to NewCo for Spireon’s exclusive use.

The foregoing descriptions of the Purchase Agreement, License Agreement, TSA, SA and related transactions do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, License Agreement, TSA, and SA, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 respectively, to this Form 8-K and incorporated herein by reference.

Item 2.05.  Costs Associated with Exit or Disposal Activities

As previously disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2020, the Company’s Board of Directors approved a plan for management to commence with the wind down of the LoJack North America operations. At the time, we were unable to make a good faith determination of an estimate or range of estimates of major types of costs that we may have incurred in connection with the wind down called for by paragraph (b) of Item 2.05 of Form 8-K, nor were we able to make a good faith determination of an estimate or range of estimates called for by paragraphs (c) and (d) of Item 2.05 of Form 8-K.

Due to the wind down and subsequent decision to sell certain assets and transfer certain liabilities of the LoJack North America operations, the revenues from the legacy LoJack U.S. SVR product sales ceased effective March 14, 2021. To offset the elimination of these revenues, the Company has executed various cost reduction measures to eliminate various costs to support this business; however, we anticipate incurring approximately $4.0 million in non-recurring cash charges related to severance and personnel costs as well as contract termination and related costs during the period extending from our fourth quarter of fiscal 2021 through the end of fiscal 2022.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On March 16, 2021, the Company issued a press release announcing the sale of LoJack North America. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

    (d)  Exhibits

10.1	Equity Purchase Agreement dated March 14, 2021, by and between CalAmp Wireless and Spireon.
10.2	Intellectual Property License Agreement dated March 15, 2021, by and between CalAmp Wireless and NewCo.
10.3	Transition Services Agreement dated March 15, 2021, by and between CalAmp Wireless and NewCo.
10.4	Services Agreement dated March 15, 2021, by and between CalAmp Wireless and NewCo.
99.1	Press release of the Registrant dated March 16, 2021 announcing the sale of LoJack North America.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and Private Securities Litigation Reform Act, as amended, that involve risks and uncertainties, including, without limitation, statements regarding the LoJack North America transaction. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). For a discussion of these and other factors, please refer to the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

March 16, 2021	By: /s/ Kurtis Binder
Date	Kurtis Binder
Executive Vice President and CFO
(Principal Financial Officer)